Exhibit 23.1
KPMG LLP 811 Main Street Houston, TX 77002

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (Nos. 333-183617, 333-225865, 333-231749, 333-239244, 333-264865, 333-272968, and 333-280121) on Form S-8 and (Nos. 333-251043, 333-264875, 333-267916, 333-274629, and 333-274630) on Form S-3 of our report dated March 12, 2025, with respect to the consolidated financial statements of Flotek Industries, Inc.
/s/ KPMG LLP
Houston, Texas
March 12, 2025